Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “INSURITY CAPITAL, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF FEBRUARY, A.D. 2021, AT 4:44 O’CLOCK P.M.

5126868 8100 SR# 20210481101	Authentication: 202526341 Date: 02-16-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:44 PM 02/16/2021 FILED 04:44 PM 02/16/2021 SR 20210481101 - File Number 5126868	CERTIFICATE OF INCORPORATION OF INSURITY CAPITAL, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows:

FIRST: The name of the corporation is Insurity Capital, Inc., (hereinafter called the "Corporation").

SECOND: The registered office of the Corporation is to be located at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, Delaware 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares which the Corporation shall have authority to issue is ten million (10,000,000) shares of common stock, par value $0.0001 per share.

FIFTH: The name and mailing address of the incorporator is: Jaszick Maldonado, c/o Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

SIXTH: The election of directors need not be by written ballot unless the by-laws so provide.

SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the DGCL.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 ofthe DGCL order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors 20353048.1236963-10001 or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all directors and officers when it shall have the power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of stockholders, resolution of directors, agreement or otherwise, as permitted by said Section, as to actions of such person in any capacity in which he or she served at the request of the Corporation.

TENTH: Anything to the contrary in this Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. The modification or repeal of this Article Tenth shall not affect the restriction hereunder of a director's personal liability for any act or omission occurring prior to such modification or repeal.

ELEVENTH: No stockholder or former stockholder, in such capacity ("plaintiff'), shall commence any derivative action or other action against the Corporation or any of its directors, officers, employees, accountants, attorneys, financial advisors, placement agents, or underwriters, in which wrongdoing is alleged for which the Corporation could be liable or with respect to which the Corporation might have an indemnification obligation ("stockholder action"), unless plaintiff and its counsel have entered a written agreement with the Corporation that: (a) plaintiff will not pay or agree to pay, and plaintiff's counsel will not seek, any fee in respect of such stockholder action, whether plaintiff prevails in such stockholder action, in settlement thereof, or otherwise, except a fee determined solely upon actual and reasonable time expended, at reasonable hourly rates set forth in the agreement, subject to customary periodic rate increases, of which plaintiffs counsel shall advise the Corporation in advance, but in any case not exceeding rates prevailing for ordinary commercial litigation; (b) neither plaintiff nor plaintiff's counsel shall pay or agree to pay any consultant, expert, or witness in connection with such stockholder action any compensation or reimbursement, other than on a flat-fee or hourly basis, at customary rates agreed in advance of the engagement of such consultant, expert, or witness; and (c) plaintiff's counsel shall provide the Corporation, at least monthly, a report of the time expended each day by each of its professionals in connection with the stockholder action during the period reported upon, describing the activities in reasonable detail and the dollar amount chargeable in connection therewith, summaries of time and charges with respect to each professional for such period and since inception, and expenses, including consultant, expert, and witness compensation and expenses, accrued or incurred during such period and since inception, provided that no confidential 20353048.1236963-10001 2 communication or attorney work product must be disclosed. Neither the Corporation nor any person acting on the Corporation's behalf shall make or agree, conditionally or otherwise, to make any payment in respect of plaintiff's counsel fees or expenses, including consultant, expert, and witness compensation and expenses, in connection with such stockholder action, except insofar as this Article and the agreement required hereby have been complied with.

I, the undersigned, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 16th day of February, 2021.

/s/ Jaszick Maldonado
Jaszick Maldonado, Incorporator
c/o Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “INSURITY CAPITAL, INC.”, CHANGING ITS NAME FROM "INSURITY CAPITAL, INC." TO "FIREMARK GLOBAL CAPITAL, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF JUNE, A.D. 2021, AT 1:56 O’CLOCK P.M.

5126868 8100 SR# 20212398787	Authentication: 203406277 Date: 06-09-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INS1URITY CAPITAL, INC.

I, Scott W. Absher, being the Chief Executive Officer of Insurity Capital, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:           The name of the Corporation is: Insurity Capital, Inc.

SECOND:      The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 16, 2021 (the "Certificate of Incorporation").

THIRD:         The Certificate of Incorporation is hereby amended by striking Article FIRST thereof in its entirety and substituting in lieu thereof a new Article FIRST which shall read in its entirety as follows:

"FIRST:        The name of the corporation is Firemark Global Capital, Inc., (hereinafter called the "Corporation")."

FOURTH:     This Certificate of Amendment of Certificate ofIncorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 9 day of June, 2021.

DocuSigned by:
/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 01:56 PM 06/09/2021 FILED 01:56 PM 06/09/2021 SR 20212398787 - File Number 5126868